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                                                                    EXHIBIT 10.3
                              BROKERAGE AGREEMENT
                                    BETWEEN
                    TRANSCONTINENTAL REALTY INVESTORS, INC.
                                      AND
                              CARMEL REALTY, INC.


      THIS BROKERAGE AGREEMENT dated as of February 11, 1996, between Transcontinental Realty Investors, Inc., a Nevada corporation, (the "Company"), and Carmel Realty, Inc. (the "Broker"), a Texas corporation.

                                        WITNESSETH:

     WHEREAS:

                   1. The Company is an active real estate investment trust with funds available for investment primarily in the acquisition of real estate.

                   2. The Company owns a diversified portfolio of real estate which includes properties which by reason of their size, location and quality, require special efforts to sell and the Company desires to sell certain of such property and acquire additional property from time to time.

                   3. The Broker and its principal officers have extensive experience in the sale and purchase of real estate assets.

                   4.  The Broker is duly registered as a real estate broker,





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and is duly qualified to procure the listing of real estate for sale, lease or rental, and prospective purchasers, lessees, and renters therefor, and has the good will of, and a reputation for dealing with, the public, and also maintains an office, properly equipped and staffed, suitable to serving as a real estate broker.

                   5. In consideration for the non-exclusive opportunity offered hereby, the Broker is willing to make an effort to sell any of the Company's properties, regardless of the size, quality or location of such properties.

     NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties agree as follows:

      1. PROPERTY SALES. The Company shall make available to the Broker on a non-exclusive basis information on real estate assets the Company desires to sell and Broker shall work diligently and with its best efforts to sell such real estate.

      2. PROPERTY ACQUISITIONS. Broker shall attempt to locate real estate assets suitable for purchase by the Company within the parameters set forth by the Company from time to time.

      3. NO PARTNERSHIP OR JOINT VENTURE. The Company and the Broker are not partners or joint venturers with each other, and nothing herein shall be construed so as to make them such partners or joint venturers or impose any liability as such on either of them.

      4. INDEPENDENT CONTRACTOR. The Broker will be performing professional services for the Company as an independent contractor





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and the Broker will not be subject to the will and control of the Company nor will the Company have the right to control either the method and the result of the services so performed. The Company will not be held responsible for the collection and payment of taxes or contributions of any nature on behalf of the Broker including, but not by way of limitation, contributions on behalf of the Broker for Federal Social Security (F.I.C.A.) for Federal and State Unemployment Compensation, for State Workman's Compensation Insurance, for State Real Estate Commission Registration, for State, County and Municipal Occupational Licensing or for insurance, annuity, or retirement program in which the Broker may participate.

      5. BROKERAGE SERVICES. The Broker will perform professional services as a Registered Real Estate Broker, and the Broker will devote sufficient time and services on behalf of the Company to accomplish the mutual purposes of the parties.

      6. HOLD HARMLESS. The Broker will hold the Company harmless against all suits, claims, and obligations which the Broker may incur in performing services as an independent contractor, and the Broker shall have no right to bind, contract, or obligate the Company in the performance of services.

      7. LEGAL COMPLIANCE. It is understood that the Broker will abide by all laws, ethical practices and regulations promulgated by the applicable state real estate commissions or other regulatory bodies.

      8. PURCHASE COMMISSION. For locating and negotiating the lease





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or purchase of any real property by the Company, the Broker is to receive a purchase commission in accordance with the fee schedule attached as Exhibit A to this Agreement. The aggregate of each purchase price of each property (including the purchase commission paid to the Broker and the Company's advisor) may not exceed such property's appraised value at acquisition. Any commission which is paid to the Broker by the seller shall be credited against the commission to be paid by the Company hereunder.

      9. REAL ESTATE SALES COMMISSION. For the sale of each property, the Broker is to receive a real estate sales commission in accordance with the fee schedule attached as Exhibit A to this Agreement.

      10. EXPENSES OF THE BROKER. Without regard to the amount of compensation received hereunder by the Broker, the Broker shall bear the following expenses:

                   (a) employment expenses of the personnel employed by the Broker, including, but not limited to, fees, salaries, wages, payroll taxes, travel expenses, and the cost of employee benefit plans and temporary help expenses;

                   (b) advertising and promotional expenses incurred in seeking investment opportunities for the Company;

                   (c) rent, telephone, utilities, office furniture and furnishings, and other office expenses of the Broker; and

                   (d) miscellaneous administrative expenses relating to performance by the Broker of its functions hereunder.

      11.  OTHER ACTIVITIES OF BROKER. Nothing herein contained shall





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prevent the Broker or any of its officers, directors, or employees or any of its affiliates from engaging in other business activities related to real estate investments or from acting as broker to any other person or entity (including another real estate investment trust), even though having investment policies similar to the Company, and the Broker and its officers, directors, or employees. The Broker shall have a duty to present to the Company any investment opportunity that comes to the Broker or any of its affiliates if such opportunity is within the Company's investment policies.

      12. TERM; TERMINATION OF AGREEMENT. This Agreement shall continue in force for a period of twelve months, and thereafter it may be renewed from year to year, subject to the approval of a majority of the Directors of the Company who are not affiliated with the Broker. Notice of renewal shall be given in writing by the Directors to the Broker not less than 60 days before the expiration of this Agreement or of any extension thereof. Notwithstanding any other provision to the contrary, this Agreement may be terminated for any reason without penalty upon written notice by the Company to the Broker or written notice by the Broker to the Company, in the former case by the vote of a majority of the Directors who are not affiliates of the Broker.

      13. AMENDMENTS. This Agreement shall not be changed, modified, terminated or discharged in whole or in part except by an instrument in writing signed by both parties hereto, or their respective successors or assigns, or otherwise as provided herein.





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      14.  ASSIGNMENT. This Agreement shall not be assigned by the Broker without the prior consent of the Company. The Company may terminate this Agreement in the event of its assignment by the Broker without the prior consent of the Company. Such an assignment or any other assignment of this Agreement shall bind the assignee hereunder in the same manner as the Broker is bound hereunder. This Agreement shall not be assignable by the Company without the consent of the Broker, except in the case of assignment by the Company to a corporation, association, trust, or other organization that is a successor to the Company. Such successor shall be bound hereunder and by the terms of said assignment in the same manner as the Company is bound hereunder.

      15. DEFAULT, BANKRUPTCY, ETC. At the option solely of the Directors, this Agreement shall be and become terminated immediately upon written notice of termination from the Directors to the Broker if any of the following events shall occur:

                   (a) If the Broker shall violate any provision of this Agreement, and after notice of such violation shall not cure such default within 30 days; or

                   (b) If the Broker shall be adjudged bankrupt or insolvent by a court of competent jurisdiction, or an order shall be made by a court of competent jurisdiction for the appointment of a receiver, liquidator, or trustee of the Broker or of all or substantially all of its property by reason of the foregoing, or approving any petition filed against the Broker for its reorganization, and such adjudication or order shall remain in





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force or unstayed for a period of 30 days; or

                   (c) If the Broker shall institute proceedings for voluntary bankruptcy or shall file a petition seeking reorganization under the Federal bankruptcy laws, or for relief under any law for the relief of debtors, or shall consent to the appointment of a receiver of itself or of all or substantially all its property, or shall make a general assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally, as they become due.

     The Broker agrees that if any of the events specified in subsections (b) and (c) of this Section shall occur, it will give written notice thereof to the Directors within seven days after the occurrence of such event.

     16. ACTION UPON TERMINATION. From and after the effective date of termination of this Agreement, pursuant to Sections 12, 14 or 15 hereof, the Broker shall not be entitled to compensation for further services hereunder but shall be paid all compensation earned to the date of termination.

     17. MISCELLANEOUS. The Broker assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith, and shall not be responsible for any action of the Company in following or declining to follow any advice or recommendations of the Broker. Neither the Broker nor any of its shareholders, directors, officers, or employees shall be liable to the Company, the Directors, the holders of securities of the Company or to any successor or assign of the Company except by





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reason of acts constituting bad faith, willful misfeasance, gross negligence, or reckless disregard of their duties.

     18. NOTICES. Any notice, report, or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report, or other communication is accepted by the party to whom it is given, and shall be given by being delivered at the following addresses of the parties hereto:

The Company:

    Transcontinental Realty Investors, Inc.
    10670 North Central Expressway
    Suite 600
    Dallas, Texas 75231
    Attention: President

The Broker:

    Carmel Realty, Inc.
    10670 North Central Expressway
    Suite 640
    Dallas, Texas 75231
    Attention: Chief Executive Officer

     Either party may at any time give notice in writing to the other party of a change of its address for the purpose of this Section.

     19. HEADINGS. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction, or effect of this Agreement.

     20. GOVERNING LAW. This Agreement has been prepared, negotiated and executed in the State of Texas. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Texas applicable to agreements made and to be performed entirely in the State of Texas.





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     21.  EXECUTION. This instrument is executed and made on behalf of the
Company by an officer of the Company, not individually but solely as an officer, and the obligations under this Agreement are not binding upon, nor shall resort be had to the private property of, any of the Directors, stockholders, officers, employees, or agents of the Company personally, but bind only the Company property.

     IN WITNESS WHEREOF, TRANSCONTINENTAL REALTY INVESTORS, INC. and CARMEL REALTY, INC., by their duly authorized officers, have signed these presents all as of the day and year first above written.

                           TRANSCONTINENTAL REALTY INVESTORS, INC.

                           By: /s/ Randall M. Paulson
                              -----------------------------
                              Randall M. Paulson
                              President

                           CARMEL REALTY, INC.


                           By: /s/ Bruce A. Endendyk
                              -----------------------------
                              Bruce A. Endendyk
                              President










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